Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of American Superconductor Corporation of our report dated June 2, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of American Superconductor Corporation and subsidiaries, appearing in the Annual Report on Form 10-K for the year ended March 31, 2020.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts
February 26, 2021